UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd.

Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendments to and Implementation of Joint Venture Agreement

As previously reported, on December 23, 2024, Odyssey Marine Exploration, Inc. (the “Company”), Capital Latinoamericano, S.A. de C.V. (“CapLat”), and certain affiliates of the Company entered into a joint venture agreement (the “JV Agreement”) pursuant to which the Company and CapLat agreed to form a joint venture to develop a strategic fertilizer production project in Mexico, building on the work completed by the Company to validate a high-quality subsea phosphate resource within Mexico’s exclusive economic zone.

The Company previously held an indirect 56.14% interest in Oceanica Resources, S. de R.L., a Panamanian company (“Oceanica Panama”), and recently organized Oceánica Resources México, S. de R.L. de C.V., a Mexican company (the “Oceanica Mexico”), as a subsidiary of the Company. The Company caused or will cause Oceanica Mexico to enter into agreements with the members of Oceanica Panama whereby such members will exchange their equity interests in Oceanica Panama for equity interests in Oceanica Mexico, as a result of which (a) Oceanica Panama will be a direct, wholly owned subsidiary of Oceanica Mexico, and (b) such members (including the Company) will hold the same respective percentages of the equity interests of the Oceanica Mexico as they previously held of Oceanica Panama.

On June 4, 2025, the joint venture entity (the “JV Entity”) was formed in accordance with the terms of the JV Agreement, with CapLat and Oceanica Mexico each holding 50.0% of the equity interests in the JV Entity, and the JV Entity’s shareholders entered into a shareholders’ agreement with terms as set forth in the JV Agreement.

In connection with the formation of the JV Entity, the Company, CapLat, Oceanica Panama, Oceanica Mexico and Exploraciones Oceánicas, S. de R.L. de C.V. (“ExO”), entered into an amendment to the JV Agreement on June 5, 2025, pursuant to which, among other things, Oceanica Mexico was added as a party thereto, and the parties agreed to make their respective initial capital contributions to the JV Entity on or prior to June 30, 2025. Also on June 5, 2025, in accordance with the amendment to the JV Agreement, Oceanica Panama caused ExO to assign its legal rights to specified mining concessions held by ExO to the JV Entity.

Capitalization of Intercompany Indebtedness

On June 9, 2025, the Board of Directors of the Company authorized the Company and its subsidiaries to capitalize certain intercompany receivables by converting the balance of the receivables into member interests of Oceanica Panama, which member interests will be exchanged for equity interests in Oceanica Mexico. The Company or its subsidiaries will convert up to approximately $137.3 million, which consists of promissory notes issued by ExO or Oceanica Panama to the Company or its subsidiaries in the amount of approximately $132.8 million, and intercompany receivables in the amount of approximately $4.5 million. In accordance with the terms of the promissory notes, the debt will be converted at a rate of $2.75 per Oceanica member interest. Following the conversion and exchange into equity interests in Oceanica Mexico, the Company will directly or indirectly hold approximately 69.5% of the equity interests in Oceanica Mexico.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company previously held an indirect 56.14% interest in Oceanica Panama and ExO, officers and administrators of which have historically been compensated for their services by receiving, or accruing the right to receive, member interests in Oceanica Panama since 2013. On June 9, 2025, the Company’s board of directors approved a proposal pursuant to which seven officers and administrators of Oceanica Panama or ExO would be entitled to exchange the Oceanica Panama member interests received or accrued by them for an aggregate of restricted shares of the Company’s common stock that will vest upon the earliest to occur of the fifth anniversary of the issuance of the stock and the date on which certain approvals for the Mexican joint venture project, including issuance of an environmental permit, are received. Under the terms of the proposal, the administrators and officers would be entitled to exchange Oceanica Panama member interests valued at approximately $1.7 million for shares at a rate equal to the 30-day volume-weighted average price of the Company’s common stock. The Company expects to enter into equity exchange agreements with each of the officers and administrators setting forth the terms and conditions of the exchange. The Company will exchange the member interests in Oceanica Panama that it receives for equity interests in Oceanica Mexico, thereby increasing Odyssey’s holding of Oceanica Mexico. The issuance of the shares of the Company’s common stock is a non-public transaction and, as a transaction by an issuer not involving a public offering, is exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

General

On June 9, 2025, Odyssey Marine Exploration, Inc. (the “Company”) held its Annual Meeting of Stockholders for the purpose of considering and acting upon the following matters:

•	to elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified (the “Election Proposal”);

•	to ratify the appointment of Grant Thornton LLP as our independent registered certified public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification Proposal”);

•	to adopt an amendment to the Company’s articles of incorporation (the “Articles Amendment Proposal”), including the following sub-proposals:

(a)

a proposal for discretionary authority for the Board of Directors to file an amendment to our articles of incorporation to implement an increase in the number of shares of authorized common stock from 75,000,000 shares to up to 150,000,000 shares or such lesser number of shares of common stock as determined by the Board of Directors (the “Authorized Capitalization Proposal”); and

(b)

a proposal for discretionary authority to implement an up to one for eight reverse stock split whereby each eight (or such lesser number as is determined by the Board of Directors) issued and outstanding shares of the Company’s common stock would be combined into one share of the Company’s common stock (the “Reverse Split Proposal”).

•	to obtain non-binding advisory approval of the compensation of our named executive officers (the “Compensation Proposal”); and

•	to transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.

No other business came before the meeting.

Voting Results

Election Proposal

With respect to the Election Proposal, the five individuals named below were elected to serve as directors in accordance with the following vote:

Nominee	For	Withheld
Mark D. Gordon	10,338,105	158,409
Mark B. Justh	10,273,024	223,490
Larissa T. Pommeraud	10,344,027	152,487
Jon D. Sawyer	10,348,525	147,989
Todd E. Siegel	10,278,940	217,574

Ratification Proposal

With respect to the Ratification Proposal, the stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Results of the vote were as follows:

For	Against	Abstain
16,757,132	424,977	238,657

Articles Amendment Proposal

With respect to the Authorized Capitalization Proposal, the proposal did not pass with an affirmative vote of a majority of the Company’s voting power outstanding. The results of the vote were as follows:

For	Against	Abstain
14,281,377	2,762,552	376,836

With respect to the Reverse Split Proposal, the proposal did not pass with an affirmative vote of a majority of the Company’s voting power outstanding. The results of the vote were as follows:

For	Against	Abstain
13,750,484	3,420,109	250,172

Compensation Proposal

With respect to the Compensation Proposal, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain
9,682,617	464,339	349,558

Broker Non-Votes

There were 6,924,252 broker non-votes with respect to the Election Proposal and the Compensation Proposal. There was one broker non-vote with respect to the Authorized Capitalization Proposal. Broker non-votes were not relevant to the Ratification Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 10, 2025	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer